UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2003

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20971	71-0788538
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Harvard Mill Square Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (781) 246-3343

Item 5.    Other Events

One of Edgewater Technology, Inc.’s (the “Company”) outside directors, Clete T. Brewer, has advised the Company that he has entered into a written stock selling plan for asset diversification purposes in accordance with SEC Rule 10b5-1, pursuant to which he will gradually liquidate a portion of his holdings in the Company. Selling according to this plan will commence June 20, 2003 and will continue for one year, unless sooner terminated. Mr. Brewer’s Rule 10b5-1 trading plan provides for sales, subject to price restrictions, daily limits and other contingencies of shares of the Company. Mr. Brewer’s Rule 10b5-1 plan is allowed by the Company’s Insider Trading Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGEWATER TECHNOLOGY, INC. (Registrant)

Dated: June 6, 2003	By:	/s/ KEVIN R. RHODES
Kevin R. Rhodes Chief Financial Officer

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